                                                                   EXHIBIT 99(j)

                       [LOGO OF PRICEWATERHOUSECOOPERS]
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                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 53 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated May 19, 1999, relating to the financial statements and financial highlights appearing in the March 31, 1999 Annual Reports to Shareholders of the Total Return Fund, Total Return Fund II, Total Return Fund III, Moderate Duration Fund, Low Duration Fund, Low Duration Fund II, Low Duration Fund III, Short-Term Fund, Money Market Fund, Long-Term U.S. Government Fund, High Yield Fund, Total Return Mortgage Fund, Low Duration Mortgage Fund, Real Return Bond Fund, Municipal Bond Fund, Foreign Bond Fund, Global Bond Fund, Global Bond Fund II, Emerging Markets Bond Fund, Strategic Balanced Fund, StocksPLUS Fund, International Bond Fund and Emerging Markets Bond Fund II (each a Portfolio of PIMCO Funds: Pacific Investment Management Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectuses and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


/s/ PriceWaterhouseCoopers LLP

PriceWaterhouseCoopers LLP

Kansas City, Missouri
February 11, 2000